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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 2, 2003
Date of Earliest Event Reported: June 27, 2003

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

00-21315	77-04535194
(Commission File Number)	(I.R.S. Employer Identification No.)

4610 South Ulster Street, 6th Floor
Denver, CO 80237
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (720) 873-3200

(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

July 2, 2003

Item 5. Other Events and Regulation FD Disclosure

        On June 27, 2003, On Command Corporation (the "Company") and its bank lenders entered into Amendment No. 4 to the Company's Revolving Credit Facility and Amendment No. 1 to the Company's Amended and Restated Credit Agreement. Copies of the Amendments are attached herewith as Exhibits 10.1 and 10.2.

Item 7. Financial Statements and Exhibits

10.1
On Command Corporation Amendment No. 4 dated as of June 27, 2003, to the Credit Agreement, by and among On Command Corporation, the Lenders party thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank as the Documentation Agents, Bank of America N.A. as the Syndication Agent, The Bank of New York Company, Inc. as the Swingline Lender and the Bank of New York as the Issuing Bank and as the Administrative Agent for the Lenders.

10.2
On Command Corporation Amendment No. 1 dated as of June 27, 2003, to the Amended and Restated Credit Agreement, by and among On Command Corporation, the Lenders party thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank as the Documentation Agents, Bank of America N.A. as the Syndication Agent, and The Bank of New York as the Issuing Bank and as the Administrative Agent for the Lenders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2003

ON COMMAND CORPORATION
By:	/s/ BERNARD G. DVORAK Bernard G. Dvorak Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURE